Exhibit 3.4
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:53 PM 01/24/2007
FILED 06:53 pm 01/24/2007
SRV 070082728 — 2901700 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CASCADES AUBURN FIBER INC.
     CASCADES AUBURN FIBER INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), acting pursuant to Section 242 of the General Corporation Law, DOES HEREBY CERTIFY:
     FIRST: The Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of the State of Delaware on May 28, 1998, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 10, 1998, is hereby amended to increase the number of shares of stock which the Corporation is authorized to issue from one thousand (1000) to three thousand (3000) by deleting Article FOURTH of the Certificate of Incorporation in its present form and substituting in lieu thereof a new Article FOURTH in the following form:
“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is three thousand (3000) shares of Common Stock, with no par value, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.”
     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law, (a) by the Board of Directors of the Corporation having duly adopted a resolution approving such amendment and declaring its advisability by means of a written consent in lieu of a meeting of the Board of Directors of the Corporation and (b) in lieu of a meeting and vote, by the sole stockholder of all of the issued and outstanding shares of capital stock of the Corporation, duly consenting in writing to the adoption of such amendment.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24th day of January, 2007.

CASCADES AUBURN FIBER INC.
By:	/s/ Nathalie Theberge
	Name:	Nathalie Theberge
	Title:	Assistant Secretary